Ex. 99.28(g)(1)(xxxi)

Amendment to

Master Global Custody Agreement Between

the Customer and JPMorgan Chase Bank, N.A.

This Amendment to the Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A. dated August 12, 2009, as amended (the “Agreement”), is by and among JNL Series Trust and JNL Investors Series Trust (each individually a “Trust” and together, the “Trusts”) and JPMorgan Chase Bank, N.A. (the “Custodian”).

Whereas, the Custodian and the Trusts (the “Parties”) have entered into the Agreement by which the Custodian provides certain custodial services relating to securities and other assets of each Trust.

Whereas, the Board of Trustees of JNL Series Trust (the “Board”) has approved (i) seven new funds of JNL Series Trust (each, a “New Fund” and collectively, the “New Funds”), (ii) mergers for 12 funds of JNL Series Trust into other funds of JNL Series Trust (each, a “Merged Fund” and collectively, the “Merged Funds”), and (iii) fund name changes for six funds of JNL Series Trust (the “Fund Name Changes”) wherein one fund that is currently custodied at State Street Bank and Trust Company will change custodians to JPMorgan Chase Bank, N.A. and one fund that is currently custodied at JPMorgan Chase Bank, N.A. and will change custodians to State Street Bank and Trust Company (together, the “Custodian Changes”), as outlined below, effective April 26, 2021:

New Funds

1)	JNL Bond Index Fund;

2)	JNL Emerging Markets Index Fund;

3)	JNL International Index Fund;

4)	JNL Mid Cap Index Fund;

5)	JNL Small Cap Index Fund;

6)	JNL/American Funds® Bond Fund of America Fund; and

7)	JNL/Morningstar PitchBook Listed Private Equity Index Fund.

Merged Funds

1)	JNL/AQR Managed Futures Strategy Fund;

2)	JNL/Franklin Templeton International Small Cap Fund;

3)	JNL/Goldman Sachs Competitive Advantage Fund;

4)	JNL/Goldman Sachs Dividend Income & Growth Fund;

5)	JNL/Goldman Sachs International 5 Fund;

6)	JNL/Goldman Sachs Intrinsic Value Fund;

7)	JNL/Goldman Sachs Total Yield Fund;

8)	JNL/Mellon Index 5 Fund;

9)	JNL/Vanguard Capital Growth Fund;

10)	JNL/Vanguard Global Bond Market Index Fund;

11)	JNL/Vanguard International Stock Market Index Fund; and

12)	JNL/Vanguard Small Company Growth Fund.

Fund Name Changes/Custodian Changes

1)	JNL/American Funds® Blue Chip Income and Growth Fund change to JNL/American Funds® Washington Mutual Investors Fund;

2)	JNL/First State Global Infrastructure Fund change to JNL/First Sentier Global Infrastructure Fund;

3)	JNL/Invesco Global Real Estate Fund, which is currently custodied at State Street Bank and Trust Company, change to JNL/WMC Global Real Estate Fund (in connection with an investment sub- adviser replacement, as approved by the Board), wherein the fund will change custodians to JPMorgan Chase Bank, N.A. [this fund will be added to this Agreement];

4)	JNL/Vanguard Equity Income Fund change to JNL/WMC Equity Income Fund (in connection with the conversion from a feeder fund to a sub-advised fund, as approved by the Board);

5)	JNL/Vanguard International Fund, which is currently custodied at JPMorgan Chase Bank, N.A., change to JNL/Baillie Gifford International Growth Fund (in connection with the conversion from a feeder fund to a sub-advised fund, as approved by the Board), wherein the fund will change custodians to State Street Bank and Trust Company [this fund will be removed from this Agreement]; and

6)	JNL/Vanguard U.S. Stock Market Index Fund change to JNL/Mellon U.S. Stock Market Index Fund (in connection with the conversion from a Fund of Funds to a sub-advised index fund, as approved by the Board).

Whereas, pursuant to Board approval of the changes, as outlined above, the Parties have agreed to amend the Agreement, including its Schedule A, to add each New Fund, to remove the Merged Funds, to update the names of certain funds, and to add the JNL/WMC Global Real Estate Fund and remove the JNL/Vanguard International Fund due to Custodian Changes, effective April 26, 2021.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A of the Agreement is hereby deleted and replaced, in its entirety, with Schedule A dated April 26, 2021, attached hereto.

2)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3)	Each Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trusts or the Custodian to this Amendment.

4)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties hereto have caused this Amendment to be executed, effective April 26, 2021.

JNL Series Trust JNL Investors Series Trust		JPMorgan Chase Bank, National Association

By:	/s/ Kristen K. Leeman	By:	/s/ Carl Mehldau
Name:	Kristen K. Leeman	Name:	Carl Mehldau
Title:	Assistant Secretary	Title:	Vice President

Schedule A

List of funds as of April 26, 2021

JNL Investors Series Trust Funds
JNL Government Money Market Fund
JNL Securities Lending Collateral Fund

JNL Series Trust Funds
JNL Bond Index Fund
JNL Emerging Markets Index Fund
JNL International Index Fund
JNL Mid Cap Index Fund
JNL Small Cap Index Fund
JNL/American Funds® Balanced Fund
JNL/American Funds® Bond Fund of America Fund
JNL/American Funds® Capital Income Builder Fund
JNL/American Funds® Capital World Bond Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Global Small Capitalization Fund
JNL/American Funds® Growth Fund
JNL/American Funds® Growth-Income Fund
JNL/American Funds® International Fund
JNL/American Funds® New World Fund
JNL/American Funds® Washington Mutual Investors Fund
JNL Aggressive Growth Allocation Fund
JNL Conservative Allocation Fund
JNL Growth Allocation Fund
JNL iShares Tactical Moderate Fund
JNL iShares Tactical Moderate Growth Fund
JNL iShares Tactical Growth Fund
JNL Moderate Allocation Fund
JNL Moderate Growth Allocation Fund
JNL Multi-Manager Small Cap Growth Fund
JNL Multi-Manager Small Cap Value Fund
JNL/American Funds® Growth Allocation Fund
JNL/American Funds® Moderate Growth Allocation Fund
JNL/AQR Large Cap Defensive Style Fund
JNL/BlackRock Advantage International Fund
JNL/BlackRock Global Allocation Fund
JNL/BlackRock Global Natural Resources Fund
JNL/BlackRock Large Cap Select Growth Fund
JNL/First Sentier Global Infrastructure Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Growth Allocation Fund
JNL/Franklin Templeton Income Fund
JNL/Goldman Sachs 4 Fund
JNL/Goldman Sachs Managed Aggressive Growth Fund
JNL/Goldman Sachs Managed Conservative Fund
JNL/Goldman Sachs Managed Growth Fund
JNL/Goldman Sachs Managed Moderate Fund
JNL/Goldman Sachs Managed Moderate Growth Fund
JNL/Heitman U.S. Focused Real Estate Fund
JNL/Mellon Bond Index Fund
JNL/Mellon Communication Services Sector Fund
JNL/Mellon Consumer Discretionary Sector Fund

A-1

JNL Series Trust Funds
JNL/Mellon Consumer Staples Sector Fund
JNL/Mellon DowSM Index Fund
JNL/Mellon Emerging Markets Index Fund
JNL/Mellon Energy Sector Fund
JNL/Mellon Equity Income Fund
JNL/Mellon Financial Sector Fund
JNL/Mellon Healthcare Sector Fund
JNL/Mellon Industrials Sector Fund
JNL/Mellon Information Technology Sector Fund
JNL/Mellon International Index Fund
JNL/Mellon Materials Sector Fund
JNL/Mellon MSCI KLD 400 Social Index Fund
JNL/Mellon Real Estate Sector Fund
JNL/Mellon S&P 400 MidCap Index Fund
JNL/Mellon S&P 500 Index Fund
JNL/Mellon Small Cap Index Fund
JNL/Mellon U.S. Stock Market Index Fund
JNL/Mellon Utilities Sector Fund
JNL/Morningstar PitchBook Listed Private Equity Index Fund
JNL/Morningstar Wide Moat Index Fund
JNL S&P 500 Index Fund
JNL/PIMCO Income Fund
JNL/PIMCO Investment Grade Credit Bond Fund
JNL/PIMCO Real Return Fund
JNL/WCM Focused International Equity Fund
JNL/WMC Balanced Fund
JNL/WMC Equity Income Fund
JNL/WMC Global Real Estate Fund
JNL/WMC Government Money Market Fund
JNL/WMC Value Fund
JNL/Vanguard Growth ETF Allocation Fund
JNL/Vanguard Moderate ETF Allocation Fund
JNL/Vanguard Moderate Growth ETF Allocation Fund

A-2